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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT


         Pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree to jointly file the Schedule 13D/A No. 3 dated December 27, 2001 and any amendments thereto with respect to the beneficial ownership by each of the undersigned of shares of common stock of Impax Laboratories, Inc. Such joint filings may be executed by one or more of us on behalf of each of the undersigned.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Executed this 27th day of December, 2001.

                              China Development Industrial Bank Inc.


                              By:      /s/ Chin-Men Kao
                                 --------------------------------------
                                  Name:  Chin-Men Kao
                                  Title: First VP and General Manager
                                         Overseas Investment Management

                              CDIB Venture Investment (USA), Ltd.


                              By:      /s/ Chin-Men Kao
                                 --------------------------------------
                                  Name:  Chin-Men Kao
                                  Title: President